Filed Pursuant to Rule 424(b)(5)
Registration No. 333-228122

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 9, 2018)

5,500,000 Shares

Common Stock

We are offering 4,250,000 shares of our common stock and the selling stockholders identified in this prospectus supplement are offering 1,250,000 shares of our common stock. We will not receive any of the proceeds from the shares of common stock sold by the selling stockholders.
Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “OPTN.” On November 20, 2019, the last reported sale price of our common stock on the Nasdaq Global Select Market was $11.41 per share.
We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we are subject to reduced public company reporting requirements for this prospectus supplement and future filings. See “Implications of Being an Emerging Growth Company” on page S-1 of this prospectus supplement.
Investing in our common stock involves a high degree of risk. Please read the “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as in the accompanying prospectus and the documents incorporated by reference herein and therein, for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

	PER SHARE	TOTAL
Public offering price	$9.750	$53,625,000
Underwriting discounts and commissions (1)	$0.585	$3,217,500
Proceeds to OptiNose, Inc., before expenses	$9.165	$38,951,250
Proceeds to selling stockholders, before expenses	$9.165	$11,456,250

(1)	See “Underwriting” beginning on page S-16 of this prospectus supplement for information regarding compensation payable to the underwriters.
We and the selling stockholders have granted the underwriters an option for a period of 30 days to purchase up to an additional 825,000 shares of common stock at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us and the selling stockholders will be approximately $3.7 million, and the total proceeds to us, before expenses, will be approximately $44.8 million, and the total proceeds to the selling stockholders, before expenses, will be approximately $13.2 million.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of common stock to investors on or about November 25, 2019.

Jefferies	Cowen	Piper Jaffray	BMO Capital Markets

The date of this prospectus supplement is November 20, 2019.

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 (File No. 333-228122) that we filed with the Securities and Exchange Commission, or SEC, on November 1, 2018 and that was declared effective by the SEC on November 9, 2018, pursuant to which we may from time to time offer various securities in one or more offerings.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.
Neither we, the selling stockholders, nor any of the underwriters have authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we may have referred you in connection with this offering. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information in this prospectus supplement and the accompanying prospectus is accurate only as of its respective date, regardless of the time of delivery of this prospectus supplement and accompanying prospectus or of any sale of shares of our common stock. Our business, financial condition, results of operations and future growth prospects may have changed since such dates.
This prospectus supplement does not contain all of the information that is important to you. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement.
OPTINOSE®, XHANCE® and EDS™ are trademarks of ours in the United States. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein or therein, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. All other trademarks, trade names and service marks appearing in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein or therein are the property of their respective owners. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
We and the selling stockholders are offering to sell, and seeking offers to buy, and the underwriters are soliciting offers to buy, these securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. For investors outside of the United States: neither we, the selling stockholders nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement and accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain estimates, projections, market research and other data generated by independent third parties, by third parties on our behalf and by us concerning XHANCE, market access, the intranasal steroid market and prescriptions. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual results, events or circumstances may differ materially from results, events and circumstances reflected in this information. You are cautioned not to give undue weight to such information.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein or therein. This summary does not contain all of the information that you should consider in making your investment decision. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein carefully before making an investment in our common stock. You should carefully consider, among other things, our consolidated financial statements and related notes incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2018, or our 2018 Annual Report, and our Quarterly Reports on Form 10-Q for the three months ended March 31, 2019, the three and six months ended June 30, 2019, and the three and nine months ended September 30, 2019, or our 2019 Quarterly Reports, and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2018 Annual Report and 2019 Quarterly Reports and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
Unless the context otherwise requires, we use the terms “Optinose,” “Company,” “we,” “us,” “our” and similar designations in this prospectus supplement to refer to OptiNose, Inc. and, where appropriate, our subsidiaries.
Company Overview
We are a specialty pharmaceutical company focused on the development and commercialization of products for patients treated by ear, nose and throat, or ENT, and allergy specialists. Our first commercial product, XHANCE® (fluticasone propionate) nasal spray, 93 mcg, is a therapeutic utilizing our proprietary Optinose Exhalation Delivery System, or EDS, device that delivers a topically-acting corticosteroid for the treatment of chronic rhinosinusitis with nasal polyps and, if approved, chronic rhinosinusitis without nasal polyps (also known as chronic sinusitis). Chronic rhinosinusitis is a serious nasal inflammatory disease that is treated using therapies, such as intranasal steroids, or INS, which have significant limitations. We believe XHANCE has a differentiated clinical profile with the potential to become part of the standard of care for this disease because it is able to deliver medication to the primary site of inflammation high and deep in the nasal passages in regions not adequately reached by conventional INS.
On September 18, 2017, the U.S. Food and Drug Administration, or FDA, approved XHANCE for the treatment of nasal polyps in patients 18 years of age or older. XHANCE was made widely available through commercial channels in April 2018.
In addition to XHANCE’s existing indication for the treatment of nasal polyps, in order to broaden our U.S. market opportunity, we initiated a clinical research program in pursuit of a follow-on indication for the treatment of chronic sinusitis in the United States. We believe XHANCE has the potential to be the first drug therapy approved by the FDA for the treatment of chronic sinusitis.
Corporate Information
We were incorporated in Delaware in May 2010. Our predecessor entity OptiNose AS was formed under the laws of Norway in September 2000. In 2010, OptiNose AS became our subsidiary as part of an internal reorganization. Our primary executive offices are located at 1020 Stony Hill Road, Suite 300, Yardley, Pennsylvania 19067 and our telephone number is (267) 364‑3500. Our website address is www.optinose.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement and should not be considered as part of this prospectus supplement or in deciding whether to purchase our common stock.
Implications of Being an Emerging Growth Company
We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earliest of:

•	January 1, 2023;

•	the beginning of the first fiscal year after our annual gross revenue is $1.07 billion or more;

•	the date on which we have, during the previous three‑year period, issued more than $1.0 billion in non‑convertible debt securities; and

•	the end of any fiscal year in which the market value of our common stock held by non‑affiliates exceeded $700.0 million as of the end of the second quarter of that fiscal year.
For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies,” including:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes‑Oxley Act relating to the effectiveness of our internal control over financial reporting;

•	reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have elected to take advantage of these reporting exemptions and, therefore, the information that we provide stockholders may be different than what you might obtain from other public companies in which you hold equity interests.

The JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

THE OFFERING

Common stock offered by us	4,250,000 shares (4,887,500 shares if the underwriters exercise their option to purchase additional shares in full).
Common stock offered by the selling stockholders	1,250,000 shares (1,437,500 shares if the underwriters exercise their option to purchase additional shares in full).
Option to purchase additional shares

We and the selling stockholders have granted to the underwriters the option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 825,000 shares of common stock.

Common stock to be outstanding immediately after this offering	45,738,370 shares (46,375,870 shares if the underwriters exercise their option to purchase additional shares in full).
Use of proceeds
We estimate that the net proceeds to us from the sale of shares that we are selling in this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $38.5 million. We will not receive any of the proceeds from the sale of shares to be offered by the selling stockholders.

We intend to use the net proceeds to us from this offering, together with our existing cash and cash equivalents, for working capital and general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement for a more complete description.

Risk factors
You should read the “Risk Factors” section beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference herein for a discussion of certain of the factors to consider carefully before deciding to purchase any shares of our common stock.

Nasdaq Global Select Market Symbol	“OPTN”
Unless otherwise indicated, the number of shares of our common stock to be outstanding after this offering is based on 41,488,370 shares of common stock outstanding as of September 30, 2019, and excludes:

▪	7,748,519 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2019 at a weighted‑average exercise price of $9.93 per share;

▪	1,000 shares of common stock issuable upon the exercise of stock options granted since September 30, 2019 at a weighted‑average exercise price of $7.75 per share;

▪	2,677,188 shares of common stock issuable upon the exercise of warrants to purchase common stock outstanding as of September 30, 2019 at a weighted-average exercise price of $7.72 per share;

▪	93,296 shares of common stock issued upon the exercise of stock options subsequent to September 30, 2019 at a weighted-average exercise price of $5.14 per share;

▪
1,567,711 shares of common stock reserved for future issuance under our Amended and Restated 2010 Stock Incentive Plan, or the 2010 Plan, as of September 30, 2019, as well as any automatic increases in the number of shares of common stock reserved for future issuance under the 2010 Plan; and

▪
771,757 shares of common stock reserved for future issuance under our 2017 Employee Stock Purchase Plan, or the 2017 ESPP, as of September 30, 2019, as well as any automatic increases in the number of shares of common stock reserved for future issuance under the 2017 ESPP.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options and warrants described above and no exercise by the underwriters of their option to purchase up to an additional 825,000 shares of our common stock from us and the selling stockholders in this offering.

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, as well as those set forth under the heading “Risk Factors” in our 2018 Annual Report and our 2019 Quarterly Reports, which are incorporated by reference in this prospectus supplement. Our business, operating results, financial condition or prospects could be materially and adversely affected by any of these risks and uncertainties. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. In addition, the risks and uncertainties discussed below are not the only ones we face. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material, and these risks and uncertainties could result in a loss of all or part of your investment. In assessing the risks and uncertainties described below, you should also refer to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including our consolidated financial statements and the related notes thereto, before making a decision to invest in our common stock.
Risks Related to This Offering and Ownership of Our Common Stock
We will likely require additional capital to fund our operations and, if we fail to obtain necessary financing, we may be unable to continue the commercialization of XHANCE for the treatment of nasal polyps and the development of XHANCE for the treatment of chronic sinusitis and our other product candidates.
Our operations have consumed substantial amounts of cash. To date, we have financed our operations primarily through the sale and issuance of common and preferred stock, debt, licensing revenues, XHANCE sales and research grants. We expect to continue to spend substantial amounts to commercialize XHANCE and to advance the clinical development of XHANCE for the treatment of chronic sinusitis and our other product candidates. As of September 30, 2019, we had cash and cash equivalents of $125.5 million. Although it is difficult to predict our future liquidity requirements, we will likely require additional capital in the future secured through equity or debt financings, partnerships, collaborations, or other sources in order to meet the debt service obligations under our outstanding senior secured notes, including repayment, and to carry out our planned development and commercial activities.
Our future funding requirements, both near- and long-term, will depend on many factors, including, but not limited to:

▪
the success of our commercialization of XHANCE for the treatment of nasal polyps including, among other things, patient and physician acceptance of XHANCE and our ability to obtain and maintain adequate insurance coverage and reimbursement for XHANCE;

▪	the cost of commercialization activities for XHANCE, including product manufacturing, distribution, marketing and sales;

▪	net product revenues received from sales of XHANCE;

▪	the level of co-pay assistance and other patient affordability programs offered for XHANCE;

▪	our clinical development plans for XHANCE, including FDA-mandated pediatric studies and clinical trials for the supplemental indication for the treatment of chronic sinusitis;

▪
the outcome, timing and cost of the regulatory approval process of XHANCE for chronic sinusitis by the FDA, including the potential for the FDA to require that we perform more studies and clinical trials than those that we currently expect;

▪	the costs involved in preparing, filing and prosecuting patent applications, and maintaining and enforcing our intellectual property rights;

▪	the cost of defending intellectual property disputes, including patent infringement actions brought by third parties against us;

▪	the initiation, progress, timing, costs and results of clinical trials and other research and development related to additional product candidates; and

▪	the extent to which we in-license, acquire or otherwise partner in development or commercialization of other products, product candidates or technologies.
We cannot be certain that additional funding will be available when needed on acceptable terms, or at all. If we are unable to raise additional capital in sufficient amounts, when required or on acceptable terms, we also could be required to:

▪	seek strategic collaborations to assist in the commercialization of XHANCE in the United States and other markets;

▪	relinquish or license on unfavorable terms our rights to our EDS devices and technologies or other product candidates that we otherwise would seek to develop or commercialize ourselves;

▪
delay, limit, reduce or terminate the drug development of XHANCE for the treatment of chronic sinusitis or our other current or future product candidates, or seek collaborators for one or more of our current or future product candidates at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available; or

▪	significantly curtail our operations.
Although we have the opportunity to obtain up to an additional $70.0 million through the issuance of additional senior secured notes pursuant to our note purchase agreement with Pharmakon Advisors, LP, the availability of such additional amounts is subject to the achievement of minimum XHANCE net sales and royalties and certain other conditions that we may not be able to meet.
You will experience immediate and substantial dilution in the book value of the shares that you purchase in this offering.
The public offering price is substantially higher than the net tangible book value per share of our common stock immediately following this offering based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase shares of our common stock in this offering at the public offering price of $9.75 per share, you will experience immediate dilution of $7.93 per share, the difference between the price per share you pay for our common stock in this offering and our net tangible book value per share as of September 30, 2019, after giving effect to the issuance of 4,250,000 shares of our common stock in this offering. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. See “Dilution” on page S-10 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.

In addition, as of September 30, 2019, we had outstanding stock options to purchase an aggregate of 7,748,519 shares of common stock at a weighted-average exercise price of $9.93 per share and outstanding warrants to purchase an aggregate of 2,677,188 shares of common stock at a weighted-average exercise price of $7.72 per share. To the extent these outstanding options or warrants are exercised, there will be further dilution to investors in this offering.
Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.
The market price of our common stock could decline as a result of substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares. After this offering, there will be 45,738,370 shares of our common stock outstanding, based on the number of shares outstanding as of September 30, 2019, including all of the shares sold by us in this offering, assuming the underwriters do not exercise their option to purchase additional shares, which may be resold in the public market immediately.
In connection with this offering, our executive officers and directors, the selling stockholders and certain of their respective affiliates have agreed with the underwriters in this offering, that for 90 days after the date of this prospectus supplement, subject to certain exceptions and sales by the selling stockholders in this offering, we and they will not, directly or indirectly, dispose of any of our common stock or securities convertible into or exercisable or exchangeable for our common stock.
Upon completion of this offering, based on the number of shares outstanding as of September 30, 2019, we will have 45,738,370 shares of common stock outstanding, assuming the underwriters do not exercise their option to purchase additional shares. Of these shares, 30,421,552 shares of our common stock will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, after this offering unless any shares sold in this offering are purchased by any of our “affiliates,” as that term is defined in Rule 144 under the Securities Act. 15,316,818 of our remaining shares of common stock outstanding after this offering will be restricted as a result of securities laws or lock-up agreements. Subject to the provisions of Rule 144 under the Securities Act and applicable lock-up agreements, these remaining shares of common stock are either available for sale now or will be available for sale in the public market beginning on the 91st day following the date of this prospectus supplement upon expiration of lock-up agreements entered into in connection with this offering, as described below.
In addition, as of September 30, 2019, there were 7,748,519 shares of common stock subject to outstanding options and 2,677,188 shares of common stock to be issued upon the exercise of outstanding warrants. As of September 30, 2019, we have also reserved (i) 1,567,711 shares of our common stock for future issuance under the 2010 Plan and (ii) 771,757 shares of our common stock for future issuance under the 2017 ESPP, each of which also includes an evergreen provision that automatically increases the number of shares reserved for future issuance under the applicable plan each year. Accordingly, these shares may be freely sold in the public market upon issuance as permitted by any applicable vesting requirements, subject to the lock-up agreements described above and compliance with applicable securities laws.
In addition, certain holders of shares of our common stock have rights, subject to some conditions and the lock-up arrangements described above, to require us to file registration statements for public resale or to include such shares in registration statements that we may file for ourselves or other stockholders. If we were to register the resale of these shares, they could be freely sold in the public market without limitation. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common shares could decline.

Further, we may issue shares of our common stock or securities convertible into our common stock from time to time in connection with a financing, acquisition, investment or otherwise. Any such issuance could result in substantial dilution to our existing stockholders and cause the trading price of our common stock to decline.
We will have broad discretion in the use of the net proceeds to us from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.
We will have broad discretion in the application of the net proceeds to us from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. You may not agree with our decisions, and our management may not apply the net proceeds to us from this offering in ways that ultimately increase the value of your investment. We expect to use the net proceeds to us from this offering in the manner described in the “Use of Proceeds” section of this prospectus supplement. Our failure to apply these net proceeds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and negatively impact the commercialization of XHANCE or the development and commercialization of our product candidates. Pending their use, we intend to invest the net proceeds to us from this offering in short- and intermediate-term, interest bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds to us from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results and it could compromise our ability to commercialize XHANCE or develop and commercialize our product candidates, either of which could cause the price of our common stock to decline.
The selling stockholders and management own a substantial percentage of our common stock prior to this offering and will continue to be able to exert significant control over matters subject to stockholder approval after this offering, which could prevent new investors from influencing significant corporate decisions.
Upon the closing of this offering, our executive officers, directors, the selling stockholders and their respective affiliates will, in the aggregate, beneficially own approximately 37.5% of our outstanding common stock, including Avista Capital Partners II, L.P., Avista Capital Partners (Offshore) II, L.P. and Avista Capital Partners (Offshore) II-A, L.P., or collectively Avista, our largest stockholder, assuming no exercise of the underwriters’ option to purchase additional shares. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest. The interests of Avista may not always coincide with your interests or the interests of other stockholders and Avista may act in a manner that advances its best interests and not necessarily those of other stockholders, including seeking a premium value for their common stock. For instance, under the terms of our fourth amended and restated certificate of incorporation, neither Avista nor any of its representatives on our board of directors are required to offer us any transaction opportunity of which they become aware, and they could take any such opportunity for themselves or offer it to other companies in which they have an investment, unless that opportunity is expressly offered to a person serving on our board of directors solely in his or her capacity as one of our directors. These actions might affect the prevailing market price for our common stock. In addition, because Avista purchased its shares at prices substantially below the price at which shares are being sold in this offering and have held its shares for a longer period, Avista may be more interested in selling our company to an acquirer than other investors, or Avista may want us to pursue strategies that deviate from the interests of other stockholders. Such concentration of ownership control may also:

▪	delay, defer or prevent a change in control;

▪	entrench our management and/or the board of directors; or

▪	impede a merger, consolidation, takeover or other business combination involving us that other stockholders may desire.
We may also take actions that our other stockholders do not view as beneficial, which may adversely affect our results of operations and financial condition and cause the value of your investment to decline.
Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain and you may never receive a return on your investment.
We have never declared or paid cash dividends on our capital stock, and you should not rely on an investment in our common stock to provide dividend income. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, our note purchase agreement prohibits us, and the terms of any future debt agreements may also preclude us, from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

SPECIAL NOTE REGARDING FORWARD‑LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, particularly in the sections titled “Prospectus Summary” and “Risk Factors” in this prospectus and the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business” in our 2018 Annual Report and 2019 Quarterly Reports, contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus or the documents incorporated herein or therein by reference, including statements regarding our future financial condition, results of operations, business strategy and plans and objectives of management for future operations, industry trends and other future events, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “project,” “could,” “potentially,” “continue,” “ongoing,” “scheduled” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these identifying terms. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein by reference include, among other things, statements about:

▪	the potential advantages of XHANCE® and our EDS™ devices and technologies;

▪	future XHANCE prescription and net revenue growth and potential drivers of such growth;

▪	our commercial initiatives and objectives related to XHANCE, including our intention to increase the size of our sale force;

▪	the potential benefits of our patient affordability programs and their potential effect on XHANCE demand and financial results;

▪	the potential for XHANCE prescriptions and net revenues to be affected by the seasonality impact observed in the INS market and annual deductible resets;

▪	our planned product development activities, studies and clinical trials, including those in pursuit of a follow-on indication for XHANCE for the treatment of chronic sinusitis;

▪	our expectation that top line results from the first of two Phase 3b clinical trials evaluating XHANCE as a potential treatment for chronic sinusitis will be available in the second half of 2021;

▪	the potential for XHANCE to be the first drug therapy approved by the FDA for the treatment of chronic sinusitis;

▪	our expectation that the full-year 2019 XHANCE net revenue will be between $30.0 million and $33.0 million;

▪
our expectation that our operating expenses determined in accordance with U.S. generally accepted accounting principles (GAAP) in 2019 will be between $126.0 million and $129.0 million and that our non-cash stock-based compensation expense will be approximately $10.0 million;

▪	our expectation that the full-year 2019 average net revenue per prescription will be between $195 and $205;

▪	our analyses suggesting that XHANCE will have a comparatively low pharmacy budget impact;

▪	our clinical trial data suggesting that XHANCE may produce an offsetting benefit by helping reduce other healthcare resource utilization;

▪
our belief that the cost of XHANCE to insurance plans will likely be significantly less than the projected costs of monoclonal antibodies that are currently in development for the treatment of nasal polyps;

▪	the size and growth potential of the markets for XHANCE and our product candidates, and our ability to service those markets;

▪	the rate and degree of market acceptance of XHANCE and our product candidates;

▪	our ability to maintain regulatory approval of XHANCE and our product candidates;

▪	regulatory developments in the United States and foreign countries;

▪	our ability to operate our business without infringing the intellectual property rights of others;

▪	the scope and duration of patent protection and other barriers to entry that we expect to benefit XHANCE and our product candidates;

▪	the performance of our third-party suppliers, manufacturers and contract sales organizations;

▪	the success of competing products that are or become available;

▪	our expectations regarding our ability to obtain and adequately maintain sufficient intellectual property protection for XHANCE and our other product candidates and to avoid claims of infringement;

▪	our expected use of net proceeds to us from this offering; and

▪
the potential to issue up to an additional $70.0 million of senior secured notes under the note purchase agreement entered into with funds managed by Pharmakon Advisors, LP, subject to the achievement of minimum XHANCE net sales and royalties and certain other conditions.

Forward-looking statements are based upon our current expectations and assumptions and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially and adversely from those expressed or implied by such statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus supplement, in our 2018 Annual Report and 2019 Quarterly Reports filed with the SEC, and in particular, the risks and uncertainties discussed therein under the caption "Risk Factors". Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward‑looking statements we may make. As a result, you should not place undue reliance on forward‑looking statements. Except as required by law, we assume no obligation to update these forward‑looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward‑looking statements, even if new information becomes available in the future.
Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus supplement or in the accompanying prospectus and in the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

USE OF PROCEEDS
We estimate that we will receive net proceeds to us of approximately $38.5 million, or approximately $44.4 million if the underwriters exercise their option to purchase additional shares in full, from the sale of the shares of common stock offered by us in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.
We intend to use the net proceeds to us from this offering, together with our existing cash and cash equivalents, for working capital and general corporate purposes.
The expected use of the net proceeds to us from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures depend on numerous factors, including the success of our commercialization efforts for XHANCE and the progress of our clinical development efforts for XHANCE for a follow‑on indication for the treatment of chronic sinusitis. As a result, our management will have broad discretion in applying the net proceeds to us from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net proceeds.
Although we may use a portion of the net proceeds to us from this offering for the acquisition or licensing, as the case may be, of products, product candidates, technologies, compounds, other assets or complementary businesses, we have no current understandings, agreements or commitments to do so. Pending these uses, we plan to invest the net proceeds to us from this offering in short‑ and intermediate‑term, interest‑bearing obligations, investment‑grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
Although it is difficult to predict our future liquidity requirements, we will likely require additional capital in the future secured through equity or debt financings, partnerships, collaborations, or other sources in order to meet the debt service obligations under our outstanding senior secured notes, including repayment, and to carry out our planned development and commercial activities.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering.
As of September 30, 2019, our historical net tangible book value was $44.5 million, or $1.07 per share of our common stock. Our historical net tangible book value is the amount of our total tangible assets less our liabilities. Historical net tangible book value per share is our historical net tangible book value divided by the number of shares of common stock outstanding as of September 30, 2019.
Our as adjusted net tangible book value as of September 30, 2019, which is our net tangible book value at that date, after giving effect to the sale of 4,250,000 shares of our common stock in this offering by us at the public offering price of $9.75 per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, would have been $83.1 million, or $1.82 per share. This represents an immediate increase in as adjusted net tangible book value of $0.75 per share to our existing stockholders and an immediate dilution of $7.93 per share to investors participating in this offering. Dilution per share to investors participating in this offering is determined by subtracting as adjusted net tangible book value of $1.82 per share after this offering from the public offering price per share paid by investors in this offering.
The following table illustrates this dilution on a per share basis:

Public offering price per share		$9.75
Historical net tangible book value per share as of September 30, 2019	$1.07
Increase in net tangible book value per share attributable to investors participating in this offering	0.75
As adjusted net tangible book value per share after this offering		$1.82
Dilution per share to new investors participating in this offering		$7.93

If the underwriters exercise their option to purchase 637,500 additional shares from us in full, the as adjusted net tangible book value will increase to $1.92 per share, representing an immediate increase in as adjusted net tangible book value to existing stockholders of $0.85 per share, and immediate dilution of $7.83 per share to investors participating in this offering.
The number of shares of our common stock reflected in the discussion above is based on 41,488,370 shares of common stock outstanding as of September 30, 2019, and excludes:

•	7,748,519 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2019 at a weighted‑average exercise price of $9.93 per share;

•	1,000 shares of common stock issuable upon the exercise of stock options granted since September 30, 2019 at a weighted‑average exercise price of $7.75 per share;

•	2,677,188 shares of common stock issuable upon the exercise of warrants to purchase common stock outstanding as of September 30, 2019 at a weighted-average exercise price of $7.72 per share;

•	93,296 shares of common stock issued upon the exercise of stock options subsequent to September 30, 2019 at a weighted-average exercise price of $5.14 per share;

•
1,567,711 shares of common stock reserved for future issuance under the 2010 Plan as of September 30, 2019, as well as any automatic increases in the number of shares of common stock reserved for future issuance under the 2010 Plan; and

•
771,757 shares of common stock reserved for future issuance under the 2017 ESPP as of September 30, 2019, as well as any automatic increases in the number of shares of common stock reserved for future issuance under the 2017 ESPP.

To the extent that outstanding stock options or warrants are exercised or additional shares of common stock are issued in the future, including pursuant to additional grants under our stock incentive plans, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

SELLING STOCKHOLDERS
The following table sets forth information as of November 8, 2019 regarding beneficial ownership of our common stock by the selling stockholders that are offering shares of our common stock pursuant to this prospectus supplement. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the selling stockholders and information filed with the SEC. The selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.
The number of shares and percentage ownership information after the offering is based on 41,581,666 shares of our common stock outstanding as of November 8, 2019 and the sale by us of 4,250,000 shares in this offering (assuming no exercise of the underwriters’ option to purchase additional shares) and the sale of 1,250,000 shares by the selling stockholders in this offering (assuming no exercise of the underwriters’ option to purchase additional shares).
Except as noted above, the information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders.

	Prior to Offering		Number of Shares Offered	After Offering
Name and address	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned		Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Avista Capital Partners II, L.P. and related funds	15,523,017(1)	37.3%	1,250,000(2)	14,273,017	31.1%

(1) Based, in part, on the Schedule 13G/A filed by Avista Capital Partners, or Avista, with the SEC on February 7, 2019. Consists of (i) 11,024,096 shares of common stock held by Avista Capital Partners II, L.P., (ii) 3,620,164 shares of common stock held by Avista Capital Partners (Offshore) II, L.P., and (iii) 878,757 shares of common stock held by Avista Capital Partners (Offshore) II-A, L.P. Avista Capital Partners II GP, LLC serves as the general partner of Avista Capital Partners II, L.P., Avista Capital Partners (Offshore) II, L.P. and Avista Capital Partners (Offshore) II-A, L.P. By virtue of these relationships, Avista Capital Partners II GP, LLC may be deemed to share beneficial ownership of the shares held by Avista Capital Partners II, L.P., Avista Capital Partners (Offshore) II, L.P., and Avista Capital Partners (Offshore) II-A, L.P. Voting and disposition decisions at Avista Capital Partners II GP, LLC with respect to such shares are made by an investment committee, the members of which include Sriram Venkataraman, who serves as a director of OptiNose, Inc. Each of the members of the investment committee disclaims beneficial ownership of these securities. The address for each of these individuals and entities is c/o Avista Capital Partners, 65 East 55th Street, 18th Floor, New York, NY 10022.
(2) In this offering, Avista Capital Partners II, L.P. will sell 887,722 shares of common stock, Avista Capital Partners (Offshore) II, L.P. will sell 291,516 shares of common stock and Avista Capital Partners (Offshore) II-A, L.P. will sell 70,762 shares of common stock, in case case assuming no exercise of the underwriters' option to purchase additional shares, or 1,020,880, 335,243 and 81,377 shares of common stock, respectively, if the underwriters' option to purchase additional shares is exercised in full.
For more information about our relationships with the selling stockholders and their affiliates, see “Related Party Transactions” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2019, which is incorporated in this prospectus supplement by reference (other than the portions thereof that are furnished and not filed).

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES FOR NON‑U.S. HOLDERS OF COMMON STOCK
The following is a general discussion of the material U.S. federal income tax consequences applicable to non‑U.S. holders (as defined herein) with respect to the purchase, ownership and disposition of shares of our common stock issued or acquired pursuant to this offering. All prospective non‑U.S. holders of our common stock should consult their tax advisors with respect to the U.S. federal, state, local and non‑U.S. tax consequences of the purchase, ownership and disposition of our common stock. In general, a non‑U.S. holder means a beneficial owner of our common stock (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes:

▪	an individual who is a citizen or resident of the United States;

▪	a corporation, or an entity treated as a corporation, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

▪	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

▪
a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, or the IRS, and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non‑U.S. holders described in this prospectus supplement.
We assume in this discussion that a non‑U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non‑U.S. holder in light of that non‑U.S. holder’s individual circumstances, nor does it address any alternative minimum tax, Medicare contribution tax on investment income, estate or gift tax consequences, or any aspects of U.S. state, local or non‑U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non‑U.S. holder and does not address the special tax rules applicable to particular non‑U.S. holders, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax‑exempt organizations, banks, financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax‑qualified retirement plans, holders who hold or receive our common stock pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our common stock as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, "qualified foreign pension funds" as defined in Section 897(1)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, persons subject to special tax accounting under Section 451(b) of the Code, holders deemed to sell our common stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies and certain former U.S. citizens or long‑term residents.
In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold their common stock through partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock.
There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling or opinion of counsel with respect to the U.S. federal income tax consequences to a non‑U.S. holder of the purchase, ownership or disposition of our common stock.
Distributions on Our Common Stock
Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax‑free return of the non‑U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Disposition of Our Common Stock.” Any such distribution will also be subject to the discussion below under the heading “Foreign Accounts.”
Except as otherwise described below, dividends paid to a non‑U.S. holder will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who claims the benefit of an applicable income tax treaty generally will be required to satisfy certain certification and other requirements. Such non-U.S. holders must generally provide us and/or our paying agent, as applicable, with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other appropriate form) claiming an exemption from or reduction in withholding under an applicable income tax treaty. Such certificate must be provided before the payment of dividends and must be updated periodically. If tax is withheld in an amount in excess of the amount applicable under an income tax treaty, a refund of the excess amount may generally be obtained by a non-U.S. holder by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.
Dividends that are treated as effectively connected with a trade or business conducted by a non‑U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non‑U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non‑U.S. holder satisfies applicable certification and disclosure requirements prior to the distribution date (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code). Any U.S. effectively connected income received by a non‑U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
Gain on Sale, Exchange or Other Disposition of Our Common Stock
Subject to the discussion below regarding backup withholding and foreign accounts, in general, a non‑U.S. holder will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other disposition of shares of our common stock unless:

▪
the gain is effectively connected with a U.S. trade or business of the non‑U.S. holder and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained in the United States by such non‑U.S. holder, in which case the non‑U.S. holder generally will be taxed at the graduated U.S. federal income tax rates applicable to U.S. persons (as defined in the Code) and, if the non‑U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

▪
the non‑U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non‑U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses of the non‑U.S. holder, if any (even though the individual is not considered a resident of the United States); or

▪
our common stock constitutes a U.S. real property interest because we are, or have been, at any time during the five‑year period preceding such disposition (or the non‑U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation.” Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. Even if we are or become a U.S. real property holding corporation, provided that our common stock is regularly traded, as defined by applicable U.S. Treasury Regulations, on an established securities market, our common stock will be treated as a U.S. real property interest only with respect to a non‑U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5‑year period ending on the date of the disposition or the period that the non‑U.S. holder held our common stock. If we are a U.S. real property holding corporation and either our common stock is not regularly traded on an established securities market or a non‑U.S. holder holds, or is treated as holding, more than 5% of our outstanding common stock, directly or indirectly, during the applicable testing period, such non‑U.S. holder will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. If we are a U.S. real property holding corporation and our common stock is not regularly traded on an established securities market, a non‑U.S. holder’s proceeds received on the disposition of our common stock will also generally be subject to withholding at a rate of 15%. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a U.S. real property holding corporation. No assurance can be provided that our common stock is or will in the future be regularly traded on an established securities market for purposes of the rules described above.
Backup Withholding and Information Reporting
We must report annually to the IRS and to each non‑U.S. holder the gross amount of the dividends on our common stock paid to such holder and the tax withheld, if any, with respect to such dividends. A non‑U.S. holder will have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. A non‑U.S. holder generally will not be subject to U.S. backup withholding with respect to payments of dividends on our common stock if it certifies its non‑U.S. status by providing a valid IRS Form W‑8BEN or W‑8BEN‑E (or successor form) or W‑8ECI, or otherwise establishes an exemption; provided we do not have actual knowledge or reason to know such non‑U.S. holder is a U.S. person, as defined in the Code. Dividends paid to non‑U.S. holders subject to the U.S. withholding tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.
Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non‑U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non‑U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non‑U.S. holder where the transaction is effected outside the United States through a non‑U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non‑U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non‑U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available to the tax authorities of the country in which the non‑U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non‑U.S. holder may be allowed as a credit against the non‑U.S. holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
Foreign Accounts
The Foreign Account Tax Compliance Act, or FATCA, generally imposes a U.S. federal withholding tax of 30% on dividends and, subject to the proposed Treasury Regulations discussed below, the gross proceeds of a disposition of our common stock paid to a “foreign financial institution” (as specifically defined for this purpose) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of such taxes. The U.S. Treasury released proposed Treasury Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. A non-U.S. holder should consult its tax adviser regarding the effects of FATCA on its investment in our common stock.

THIS SUMMARY IS NOT INTENDED TO BE TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON‑U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, among us, the selling stockholders and Jefferies LLC, Cowen and Company, LLC and Piper Jaffray & Co., as the representatives of the underwriters named below and the lead joint book-running managers of this offering, we and the selling stockholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us and the selling stockholders, the respective number of shares of common stock shown opposite its name below:

UNDERWRITER	NUMBER OF SHARES
Jefferies LLC	1,998,350
Cowen and Company, LLC	1,613,311
Piper Jaffray & Co.	1,338,284
BMO Capital Markets Corp.	550,055
Total	5,500,000

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of common stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We and the selling stockholders have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters have advised us and the selling stockholders that, following the closing of this offering, they currently intend to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for common stock or that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and the selling stockholders and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Expenses
The underwriters have advised us and the selling stockholders that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.351 per share of common stock. After the offering, the public offering price and concession to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us or the selling stockholders as set forth on the cover page of this prospectus supplement.
The following table shows the public offering price, the underwriting discounts and commissions that we and the selling stockholders are to pay the underwriters and the proceeds, before expenses, to us and the selling stockholders in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	PER SHARE		TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public offering price	$9.75	$9.75	$53,625,000	$61,668,750
Underwriting discounts and commissions paid by us	$0.585	$0.585	$2,486,250	$2,859,188
Underwriting discounts and commissions paid by the selling stockholders	$0.585	$0.585	$731,250	$840,938
Proceeds to us, before expenses	$9.165	$9.165	$38,951,250	$44,793,938
Proceeds to selling stockholders, before expenses	$9.165	$9.165	$11,456,250	$13,174,688

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $0.4 million. We have also agreed to reimburse the underwriters for certain expenses, including an amount not to exceed $15,000 in connection with the clearance of this offering with the Financial Industry Regulatory Authority, Inc.
Listing
Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “OPTN.”
Stamp Taxes
If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.
Option to Purchase Additional Shares
We and the selling stockholders have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an additional 825,000 shares at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above.
No Sales of Similar Securities
We, our executive officers, our directors, the selling stockholders and certain of their respective affiliates have agreed, subject to specified exceptions, not to directly or indirectly:

▪	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a‑l(h) under the Exchange Act,

▪
otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially,

▪
enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of shares of our common stock, or of options or warrants to shares of our common stock, or securities or rights exchangeable or exercisable for or convertible into shares of our common stock,

▪
make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any shares of our common stock, or of options or warrants to shares of our common stock, or securities or rights exchangeable or exercisable for or convertible into shares of our common stock, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

▪	publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC.
This restriction terminates after the close of trading of the common stock on and including the 90th day after the date of this prospectus supplement.
Jefferies LLC may, in its discretion and at any time or from time to time before the termination of the 90‑day period, release all or any portion of the securities subject to lock‑up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock‑up agreement, providing consent to the sale of shares prior to the expiration of the lock‑up period.
The foregoing restrictions shall not apply to issuances of common stock or grants of stock options, restricted stock or other incentive compensation pursuant to the terms of certain stock plans or arrangements described herein.
Stabilization
The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.
“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
The underwriters may also engage in passive market making transactions in our common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Disclaimers About Non-U.S. Jurisdictions
Australia
This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or the Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia:
You confirm and warrant that you are either:

▪	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

▪
a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the Company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

▪	a person associated with the Company under Section 708(12) of the Corporations Act; or

▪	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.
To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.
You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
Canada
Resale Restrictions
The distribution of common stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the common stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.
Representations of Canadian Purchasers
By purchasing common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

▪
the purchaser is entitled under applicable provincial securities laws to purchase the common stock without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 --- Prospectus Exemptions,

▪	the purchaser is a “permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations,

▪	where required by law, the purchaser is purchasing as principal and not as agent, and

▪	the purchaser has reviewed the text above under "---Resale Restrictions."
Conflicts of Interest
Canadian purchasers are hereby notified that the representatives are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 - Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.
Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Taxation and Eligibility for Investment
Canadian purchasers of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the common stock in their particular circumstances and about the eligibility of the common stock for investment by the purchaser under relevant Canadian legislation.
European Economic Area
In relation to each member state of the European Economic Area which has implemented the Prospectus Regulation (each, a “Relevant Member State”), an offer to the public of any shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

▪	to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

▪
to fewer than 150- natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

▪	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of common stock shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer shares of common stock to the public” in relation to the shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe to the common stock as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Regulation in that Relevant Member State and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Hong Kong
No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to

“professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or the SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong, or the CO, or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
Neither this prospectus supplement nor the accompanying prospectus has been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement and the accompanying prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the accompanying prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
France
The shares of common stock have not been and will not be offered or sold to the public in the Republic of France, and no offering or this prospectus supplement or any marketing materials relating to the shares of common stock must be made available or distributed in any way that would constitute, directly or indirectly, an offer to the public in the Republic of France.
The shares of common stock may only be offered or sold in the Republic of France pursuant to article L. 411-2-II of the French Code monétaire et financier to (i) providers of third party portfolio management investment services, (ii) qualified investors (investisseurs qualifiés) acting for their own account and/or (iii) a limited group of investors (cercle restreint d’investisseurs) acting for their own account, all as defined in and in accordance with articles L. 411-1, L. 411-2 and D. 411-1 to D.411-4, D.744-1 and D. 754-1 and D. 764-1 of the French Code monétaire et financier.
Prospective investors are informed that:

▪
neither this prospectus supplement nor any other offering materials relating to the shares described in this prospectus supplement has been submitted for clearance to the French financial market authority (Autorité des marchés financiers);

▪
neither this prospectus supplement nor any offering material relating to the shares has been or will be released, issued, distributed or caused to be released, issued or distributed to the public in France or used in connection with any offer for subscription or sale of the shares to the public in France within the meaning of article L. 411-1 of the French Code monétaire et financier;

▪
individuals or entities referred to in article L. 411-2-II of the French Code monétaire et financier may participate in the offering, as provided under articles D.411-1, D.411-2, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier; and

the direct and indirect distribution or sale to the public of the shares acquired by them may only be made in compliance with articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Code monétaire et financier.

Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
Neither this prospectus supplement nor the accompanying prospectus has been or will be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the common stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is:

▪
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

▪	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common stock pursuant to an offer made under Section 275 of the SFA except:

▪	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

▪	where no consideration is or will be given for the transfer;

▪	where the transfer is by operation of law;

▪	as specified in Section 276(7) of the SFA; or

▪	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
United Kingdom
This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).
This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.
United Arab Emirates
The shares have not been, and are not being, publicly offered, sold, promoted, or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering, and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. Neither this prospectus supplement nor the accompanying prospectus has been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, or the Dubai Financial Services Authority.
Dubai International Financial Centre
This document relates to an Exempt Offer in accordance with the Markets Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons of a type specified in those rules to whom Exempt Offers can be made. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares of common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

LEGAL MATTERS
The validity of the shares of common stock being offered hereby will be passed upon for us by Hogan Lovells US LLP, Philadelphia, Pennsylvania. Certain legal matters relating to this offering will be passed upon for the underwriters by Cooley LLP, New York, New York.

EXPERTS
The consolidated financial statements of OptiNose, Inc. appearing in OptiNose, Inc.’s Annual Report (Form 10‑K) for the year ended December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Incorporation of Certain Information by Reference” on page S-24 of this prospectus supplement. In addition, you may request copies of these filings at no cost by writing or telephoning us at the following address or telephone number:
OptiNose, Inc.
1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
Telephone: (267) 364-3500

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

▪	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 6, 2019;

▪
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 9, 2019, August 12, 2019 and November 12, 2019, respectively;

▪
our Current Reports on Form 8-K, filed with the SEC on February 4, 2019, March 6, 2019 (other than the portions thereof that are furnished and not filed), May 9, 2019 (other than the portions thereof that are furnished and not filed), June 4, 2019, June 10, 2019, August 12, 2019 (other than the portions thereof that are furnished and not filed), September 12, 2019, September 17, 2019 (other than the portions thereof that are furnished and not filed), September 26, 2019 and November 12, 2019 (other than the portions thereof that are furnished and not filed);

▪	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2019 (other than the portions thereof that are furnished and not filed); and

▪
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 10, 2017, including any amendments or reports filed for the purpose of updating such description.

Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
To obtain copies of these filings, see “Where You Can Find More Information” on page S-24 of this prospectus supplement.

PROSPECTUS

OptiNose, Inc.

$200,000,000

Common Stock
Preferred Stock
Warrants
Debt Securities
Units

15,523,017 Shares of Common Stock Offered by Selling Stockholders

We may offer to the public from time to time in one or more series or issuances:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

•	debt securities consisting of debentures, notes or other evidences of indebtedness;

•	units consisting of a combination of the foregoing securities; or

•	any combination of these securities.
The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $200,000,000.
Selling stockholders may also offer up to 15,523,017 shares of our common stock from time to time in connection with one or more offerings. We will not receive any proceeds from the sale of any securities by the selling stockholders.
This prospectus provides a general description of the securities that we or the selling stockholders may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Depending on the method of distribution, a prospectus supplement may also be required in connection with certain sales of common stock by the selling stockholders. Any prospectus supplement may add to, update or change information contained in this prospectus.
The securities may be sold by us or the selling stockholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “OPTN.” On October 31, 2018, the closing price of our common stock was $10.58. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.
Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission incorporated by reference into this prospectus, as described under “Risk Factors” on page 4.
You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 9, 2018.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total dollar amount of $200,000,000 and the selling stockholders may sell up to 15,523,017 shares of our common stock in one or more offerings.
This prospectus provides you only with a general description of the securities that we and the selling stockholders may offer. Each time securities are sold under the shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein by reference herein and therein, together with the additional information described under “Where You Can Find More Information” below.
The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.
We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
_____________________
References in this prospectus to the terms “the Company,” “OptiNose,” “we,” “our” and “us” or other similar terms mean OptiNose, Inc. and our wholly-owned subsidiaries, unless we state otherwise or the context indicates otherwise.

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FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein, may contain forward-looking statements that involve substantial risks and uncertainties All statements, other than statements of historical facts, included in this prospectus, any prospectus supplement or the documents incorporated herein and therein by reference, including statements regarding our future financial condition, results of operations, business strategy and plans and objectives of management for future operations, industry trends and other future events, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “project,” “could,” “potentially,” “continue,” “ongoing,” “scheduled” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these identifying terms. The forward-looking statements in this prospectus and the documents incorporated herein by reference include, among other things, statements about:

•	the potential advantages of XHANCE and our product candidates;

•	the potential benefits of our co-pay savings program and other patient support programs, and their potential effect on XHANCE demand and financial results;

•	future XHANCE prescription growth;

•	our commercial initiatives and objectives related to XHANCE and our product candidates;

•	our planned product development activities, studies and clinical trials, including our plans to initiate a clinical program of XHANCE in pursuit of a supplemental indication for chronic sinusitis;

•	the rate and degree of market acceptance of XHANCE and our product candidates;

•	the size and growth potential of the markets for XHANCE and our product candidates, and our ability to service those markets;

•	our ability to maintain regulatory approval of XHANCE and our product candidates;

•	our ability to attract collaborators with development, regulatory and commercialization expertise;

•	regulatory developments in the United States and foreign countries;

•	our ability to operate our business without infringing the intellectual property rights of others;

•	the scope and duration of patent protection and other barriers to entry that we expect to benefit XHANCE and our product candidates;

•	the performance of our third-party suppliers, manufacturers and contract sales organizations;

•	the success of competing products that are or become available;

•	our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act; and

•	our estimates regarding expenses, future revenue, capital requirements and need for additional financing.
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly under “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.
You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward‑looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward‑looking statements, even if new information becomes available in the future.

MARKET, INDUSTRY AND OTHER DATA
This prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning our industry, our business, markets for XHANCE and our product candidates, XHANCE market access and brand awareness, the perceptions and preferences of patients and physicians regarding certain therapies and other prescription, physician, patient and payor data. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information. As a result, you are cautioned not to give undue weight to such information.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY
We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earliest of:

•	the beginning of the first fiscal year following the fifth anniversary of our initial public offering, or January 1, 2023;

•	the beginning of the first fiscal year after our annual gross revenue is $1.07 billion or more;

•	the date on which we have, during the previous three‑year period, issued more than $1.0 billion in non‑convertible debt securities; and

•	the end of any fiscal year in which the market value of our common stock held by non‑affiliates exceeded $700.0 million as of the end of the second quarter of that fiscal year.
For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies,” including:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes‑Oxley Act relating to the effectiveness of our internal control over financial reporting;

•	reduced disclosure obligations regarding executive compensation and financial statements in our periodic reports, proxy statements and registration statements; and

•	exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and stockholder approval of any golden parachute payments not previously approved.
We have elected to take advantage of these reporting exemptions and, therefore, the information that we provide stockholders may be different than what you might obtain from other public companies in which you hold equity interests.
The JOBS Act provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. We have irrevocably elected not to avail ourselves of this exemption and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

THE COMPANY
Company Overview

We are a specialty pharmaceutical company focused on the development and commercialization of products for patients treated by ear, nose and throat (ENT) and allergy specialists. Our first two products approved by the United States Food and Drug Administration (FDA) utilize our proprietary Exhalation Delivery Systems (EDS), which are capable of deep intranasal deposition of medication. We developed our first product, ONZETRA® XSAIL® (sumatriptan nasal powder) through the completion of Phase III clinical trials and subsequently out-licensed the product to Avanir Pharmaceuticals, Inc. (Avanir). ONZETRA XSAIL was launched commercially in the United States (US) by Avanir in 2016. Our second FDA-approved product, XHANCE® (fluticasone propionate) nasal spray, 93 mcg, is a therapeutic that utilizes our proprietary EDS to deliver a topically-acting corticosteroid for the treatment of nasal polyps in patients 18 years of age or older. XHANCE was launched commercially in the U.S by us in March 2018. In addition to XHANCE’s existing indication for nasal polyps, we plan to initiate a clinical program to seek a supplemental indication for the treatment of chronic sinusitis in the U.S. in order to broaden our market opportunity.

Corporate Information
We were incorporated in Delaware in May 2010. Our predecessor entity OptiNose AS was formed under the laws of Norway in September 2000. In 2010, OptiNose AS became our subsidiary as part of an internal reorganization.
Our primary executive offices are located at 1020 Stony Hill Road, Suite 300, Yardley, Pennsylvania 19067 and our telephone number is (267) 364‑3500. Our website address is www.optinose.com. The information contained in, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement that we may file or any other report or document that we file with or furnish to the Commission. We have included our website address in this prospectus as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS
Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and other documents that we file with the Commission, which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find More Information”. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, debt service costs and repayment, acquisitions of new technologies, products or businesses, and investments. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering.
We will not receive any of the proceeds from the sale of any securities offered pursuant to this prospectus by any selling stockholder.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

SELLING STOCKHOLDERS
This prospectus also relates to the possible resale by certain of our stockholders of up to an aggregate of 15,523,017 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act) that were previously acquired by such stockholders through several private placements of our convertible preferred stock and notes completed by us prior to our initial public offering in October 2017, which all converted into shares of our common stock in connection with our initial public offering. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table below and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement. These selling stockholders have registration rights with respect to their shares of common stock as described further below under the heading “Description of Our Common Stock - Registration Rights.” We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The following table, based upon information currently known by us, sets forth as of October 31, 2018: (i) the number of shares of common stock held of record or beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling stockholders. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the selling stockholders and information filed with the Commission. The selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.

Name and Address	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Registered for Sale	Number of Shares to be Owned after the Offering(1)	Percent of Outstanding Shares to be Owned after the Offering(1)
Avista Capital Partners, L.P. and related funds(2)	15,523,017	15,523,017	—	—

(1)
We do not know when or in what amounts the selling stockholders will offer shares for sale, if at all. The selling stockholders may sell any or all of the shares included in and offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of shares that will be held by the selling stockholders after completion of this offering. However, for purposes of this table, we have assumed that after completion of this offering, none of the shares included in and covered by this prospectus will be held by the selling stockholders.

(2)
Based, in part, on the Schedule 13G filed by Avista Capital Partners, or Avista, with the Commission on February 6, 2018. Consists of (i) 11,024,096 shares of common stock held by Avista Capital Partners II, L.P., (ii) 3,620,164 shares of common stock held by Avista Capital Partners (Offshore) II, L.P., and (iii) 878,757 shares of common stock held by Avista Capital Partners (Offshore) II-A, L.P. Avista Capital Partners II GP, LLC ultimately exercises voting and investment power over the shares of held by Avista Capital Partners II, L.P., Avista Capital Partners (Offshore) II, L.P., and Avista Capital Partners (Offshore) II-A, L.P. Voting and disposition decisions at Avista Capital Partners II GP, LLC with respect to such shares are made by an investment committee, the members of which include Sriram Venkataraman, who serves as a member of our board of directors. Each of the members of the investment committee disclaims beneficial ownership of these securities. The address for each of these individuals and entities is c/o Avista Capital Holdings, L.P., 65 East 55th Street, 18th Floor, New York, NY 10022.

PLAN OF DISTRIBUTION
Our Plan of Distribution
We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:

•	underwritten public offerings;

•	negotiated transactions;

•	block trades;

•	“At the Market Offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, at prevailing market prices; or

•	through a combination of these methods.

We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers.
We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•
if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•
if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	the identity and relationships of any finders, if applicable; and

•	any securities exchange or market on which the securities may be listed.

In compliance with the guidelines of the Financial Industry Regulatory Authority, the maximum compensation to the underwriters or dealers in connection with the sale by the Company of its securities pursuant to this prospectus and the accompanying supplement to this prospectus may not exceed 8% of the aggregate offering price of the securities as set forth on the cover page of any prospectus supplement.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.
If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

The securities we or any selling stockholders offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters that are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in the common stock on the Nasdaq Global Select Market in accordance with Regulation M under the

Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Selling Stockholders’ Plan of Distribution
The selling stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	“at the market” or through market makers or into an existing market for shares:

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from registration requirements under the Securities Act, rather than under this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.
The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have advised us that, at the time of receipt of its shares of common stock, they had not entered into any agreements or understandings, directly or indirectly, with any person to distribute such shares of common stock.
To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. Because the selling stockholders may each be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.
The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in the Registration Statement, or we may be entitled to contribution.
We will not receive any proceeds from the sale of the shares by the selling stockholders.

GENERAL DESCRIPTION OF SECURITIES
We may offer and sell, at any time and from time to time:

•	shares of our common stock;

•	shares of preferred stock;

•	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

•	debt securities consisting of debentures, notes or other evidences of indebtedness;

•	units consisting of a combination of the foregoing securities; or

•	any combination of these securities.
The selling stockholders may also offer shares of our common stock from time to time. The terms of any securities we offer or offered by the selling stockholders will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the Commission, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF OUR COMMON STOCK
The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our fourth amended and restated certificate of incorporation and our amended and restated bylaws, copies of which are on file with the Commission as exhibits to previous filings with the Commission. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.
Outstanding Shares
Our fourth amended and restated certificate of incorporation authorizes us to issue up to 205,000,000 shares, 200,000,000 of which is designated as common stock with a par value of $0.001 per share. As of October 26, 2018, there were 41,227,530 shares of common stock outstanding, held by 26 stockholders of record. This figure does not reflect the number of beneficial owners of shares of our common stock as a single stockholder of record often holds shares in nominee name (also referred to as, in "street name") on behalf of multiple beneficial owners.
Voting Rights
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, other than election of directors, which is determined by a plurality of the votes cast by the stockholders entitled to vote on the election of such director. In addition, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding voting stock is required to take certain actions, including amending certain provisions of our fourth amended and restated certificate of incorporation, such as the provisions relating to director liability, amending our bylaws or changing the Court of Chancery of the State of Delaware and United States District Court for the District of Delaware and any appellate courts thereof from being the sole and exclusive forums for certain actions brought by our stockholders against us or our directors, officers or employees.
Under our fourth amended and restated certificate of incorporation and amended and restated bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Dividends
Subject to the preferences that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that may be declared by our board of directors out of funds legally available for that purpose.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Outstanding Stock Options
As of October 26, 2018, we had outstanding options to purchase 6,186,373 shares of our common stock at a weighted‑average exercise price of $10.60 per share, pursuant to our Amended and Restated 2010 Stock Incentive Plan.
Outstanding Warrants
In June 2010, we issued common stock warrants to certain of our stockholders which are exercisable for an aggregate of 1,890,489 shares of our common stock at an exercise price of $8.16 per share. As of October 31, 2018, 1,866,831 warrants remain outstanding. The holders of these warrants may exercise the warrants, at their election, in cash, by cashless exercise or by a combination of these two methods. Each warrant expires on November 1, 2020 if not earlier exercised.
Registration Rights
In connection with our initial public offering in October 2017, we entered into that certain First Amendment to the Second Amended and Restated Registration Rights Agreement, dated October 2, 2017, with certain of our stockholders, or the Registration Rights Agreement.
Pursuant to the Registration Rights Agreement, certain holders of shares of our common stock have registration rights. After registration of these shares of common stock pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act. The registration rights will terminate with respect to each stockholder on the date on which such stockholder ceases to beneficially own more than one percent of our shares of common stock then outstanding or can sell all of its registrable shares without limitation during a three‑month period without registration pursuant to Rule 144 of the Securities Act or another similar exemption under the Securities Act.
An aggregate of 18,439,162 shares of common stock (which includes shares of common stock underlying outstanding options) are entitled to these registration rights. The shares of common stock of the selling stockholders being registered hereunder are being registered pursuant to such registration rights. We have complied with all of our other obligations under the Registration Rights Agreement in connection with the filing of this registration statement.
Demand Registration Rights
Pursuant to the Registration Rights Agreement, certain holders of registrable shares who are party to the Registration Rights Agreement have the right to demand that we file a Form S‑1 registration statement for the registration of their shares of common stock. These registration rights are subject to specified conditions and limitations, including a minimum expected aggregate gross proceeds of $20.0 million applicable to registration demands by certain stockholders, the number of registration demands and the right of a managing underwriter to limit the number of shares included in any such registration under specified circumstances. Upon such a request, we are required to effect the registration as expeditiously as possible. For each registration demand, we are not obligated to file a registration statement pursuant to this provision on more than one occasion, unless such registration statement was not declared effective by the Commission.
Registration on Form S‑3
In addition, subject to specified limitations set forth in the Registration Rights Agreement, at any time after we become eligible to file a registration statement on Form S‑3, holders of at least 20% of the registrable securities then outstanding may request that we register their registrable securities on a registration statement on Form S‑3 for purposes of a public offering if the total amount of registrable securities registered have an aggregate offering price of at least $20.0 million. We are not obligated to file a registration statement pursuant to this provision on more than two occasions in any 12‑month period. In connection with the filing of a registration statement on Form S‑3, certain of our stockholders will also be able to undertake firmly underwritten resale offerings with respect to any shares that are registered on such Form S‑3.
Piggyback Registration Rights
If at any time we propose to file a registration statement to register any of our securities under the Securities Act, either for our own account or for the account of any of our stockholders, other than pursuant to the demand registration rights described above, the holders of our registrable securities are entitled to notice of registration and, subject to specified exceptions, we will be required upon the holders’ request to use our best efforts to include their then‑held registrable securities in the registration statement. These piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under specified circumstances. In addition, in connection with an underwritten secondary offering requested by Avista, certain members of our management will have the right to participate on a pro rata basis. The shares of our common stock being registered hereunder on account of the selling stockholders are being registered pursuant to such piggyback registration rights.
Other Provisions
We will pay all registration expenses, other than underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of the registrable securities related to any registration effected pursuant to the Registration Rights

Agreement including a registration demand or an underwritten resale offering on Form S‑3. Unless a registration has been revoked by the holders, we are also required to pay the fees and expenses of one counsel for the holders of registrable securities designated by the holder of a majority of registrable securities being registered, as well as the fees and expenses of counsel for Avista. The Registration Rights Agreement contains customary cross‑indemnification provisions pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.
Stockholders’ Agreement
In connection with our initial public offering in October 2017, we entered into a Stockholders’ Agreement with Avista that provides, among other things, that Avista has the right to designate for nomination by our board of directors upon the recommendation of our nominating and corporate governance committee:

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three directors to our board of directors for so long as Avista owns 27.5% or more of our then-outstanding shares of common stock; provided, however, that one such director must not be an employee or partner of Avista, must qualify as an independent director under the Nasdaq listing rules and must be reasonably acceptable to our board of directors;

•	two directors to our board of directors for so long as Avista owns less than 27.5% but 17.5% or more of our then-outstanding shares of common stock; and

•	one director to our board of directors for so long as Avista owns less than 17.5% but 7.5% or more of our then-outstanding shares of common stock.
We are required to take all necessary action to ensure the composition of our board of directors as set forth above. Pursuant to the terms of the Stockholders’ Agreement, at least a majority of the members of each of our standing committees must be composed of non-Avista nominees. The Avista nominees currently serving on our board of directors are Sriram Venkataraman, Joshua Tamaroff and Robert P. O’Neil.
Delaware Anti‑Takeover Law and Provisions of Our Certificate of Incorporation and Bylaws
Delaware Anti‑Takeover Law
Our fourth amended and restated certificate of incorporation provides that we will not be subject to Section 203 of the Delaware General Corporation Law, or Section 203, until such time that Avista ceases to beneficially own 15% of more of our outstanding shares of common stock. Our fourth amended and restated certificate of incorporation does, however, contain a provision that generally mirrors Section 203, except that it excludes Avista and its affiliates from the definition of “interested stockholder.” At such time that Avista ceases to own 15% or more of our capital stock, we will be governed by the provisions of Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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the interested stockholder owned at least 85% of the voting stock of the corporation outstanding upon consummation of the transaction, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or subsequent to the consummation of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Certificate of Incorporation and Bylaws
Provisions of our fourth amended and restated certificate of incorporation and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our fourth amended and restated certificate of incorporation and our amended and restated bylaws:

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permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as it may designate, which issuance could result in the loss of voting control by other stockholders;

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provide that our board of directors is classified into three classes with staggered, three‑year terms and that, subject to the rights of Avista to remove its director nominees with or without cause, directors may only be removed for cause by the affirmative vote of the holders of at least a majority of the voting power of outstanding shares of our capital stock;

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subject to any director nomination rights afforded Avista, provide that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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provide that, with the exception of director nominees submitted by Avista under the Stockholders’ Agreement, stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

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require that the amendment of certain provisions of our certificate of incorporation relating to several anti‑takeover measures and other provisions may only be approved by a vote of 662/3% of our outstanding common stock;

•	require that the amendment of our bylaws be approved by the affirmative vote of a majority of directors then in office or 66-2/3% of our outstanding common stock entitled to vote thereon;

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do not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election; and

•	provide that special meetings of our stockholders may be called only by the chairman or vice chairman of our board of directors, our chief executive officer, or a majority of our board of directors.
Choice of Forum
Our fourth amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware, or the United States District Court for the District of Delaware and any appellate courts thereof where subject matter jurisdiction is vested exclusively in the federal courts of the United States of America, will be the exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a breach of fiduciary duty;

•	any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our fourth amended and restated certificate of incorporation or our amended and restated bylaws; or

•	any action asserting a claim against us that is governed by the internal affairs doctrine.

The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our fourth amended and restated certificate of incorporation to be inapplicable or unenforceable in such action.
The Nasdaq Global Select Market
Our common stock is listed on the Nasdaq Global Select Market under the symbol “OPTN.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent’s address is 1717 Arch St., Suite 1300, Philadelphia, Pennsylvania 19103.

DESCRIPTION OF OUR PREFERRED STOCK
We are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.001 per share. As of October 31, 2018, there were no shares of our preferred stock outstanding.
Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine and fix the number of shares of such series and the designation of such series, the voting powers, if any, of the shares of such series, the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, of the shares of such series. Satisfaction of any dividend preferences of outstanding shares of our preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of our preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our Company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. We have no current plan to issue any shares of preferred stock.
If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the Commission. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock or other securities of the Company, and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

•	voting rights, if any, of the preferred stock;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

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any material limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company; and

•	any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific series of preferred stock.
The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar
The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS
We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

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if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Transfer Agent and Registrar
The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.
Description of Outstanding Warrants
As of October 31, 2018, there were warrants to purchase 1,866,831 shares of our common stock outstanding. See “Description of Our Capital Stock - Description of Our Common Stock - Outstanding Warrants.”

DESCRIPTION OF OUR DEBT SECURITIES
This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.
We will issue any debt under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
We may offer under this prospectus up to an aggregate principal amount of $200,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $200,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.
The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.
General
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the Commission.
The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.
We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Exchange and/or Conversion Rights
We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.
Transfer and Exchange
We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.
We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
Certificated Debt Securities
If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.
Global Securities
The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.
Protection in the Event of Change of Control
Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction will be described in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Consolidation, Merger and Sale of Assets
We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.
Defaults and Notice
The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

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failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

•	failure to make a payment of any interest on any debt security of such series when due;

•	our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

•	certain events relating to our bankruptcy, insolvency or reorganization; and

•	certain cross defaults, if and as applicable.
If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.
Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, in the case of a default that results from the failure to make any payment of the principal of, premium or make-whole amount, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.
Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.
Modification of the Indenture
We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.
Defeasance; Satisfaction and Discharge
The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.
Regarding the Trustee
We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of OptiNose, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.
Governing Law
The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.
Outstanding Senior Secured Notes
In December 2017, we entered into a Note Purchase Agreement with Athyrium Opportunities III Acquisition LP, as collateral agent, or the Collateral Agent, and the purchasers party thereto, or the Purchasers, that provides for the issuance of up to $100.0 million of senior secured notes, or the Notes, of which $75.0 million of the Notes were issued on December 29, 2017, of which $50.0 million were issued by OptiNose AS and $25 million were issued by OptiNose US, Inc., or the Issuers. The remaining $25.0 million of Notes, or the Delayed Draw Notes, may be issued by OptiNose US, Inc. and sold to the Purchasers between April 1, 2019 and August 14, 2019, subject to achieving trailing four quarter net revenues (as calculated pursuant to the terms of the Note Purchase Agreement) of $15.0 million and a pro forma ratio of total debt to trailing four quarter net revenues not exceeding 6.50 to 1.00, and certain other conditions.
The unpaid principal amount under the Notes is due and payable on June 29, 2023, or the Maturity Date. The Notes bear interest at a per annum rate of three-month LIBOR rate (subject to a 1.0% floor) plus 9.0%. The Issuers are required to make quarterly interest-only payments until the Maturity Date. In addition, the Issuers paid an upfront fee of 1% of the aggregate principal amount of the Notes on the closing date. We are also required to pay an exit fee of 2% of any principal payments (whether mandatory, voluntary or at maturity) made throughout the term of the Note Purchase Agreement. Subject to certain exceptions, the Issuers are required to make mandatory prepayments of the Notes, with the proceeds of assets sales extraordinary receipts and prohibited debt issuances and upon the occurrence of a change of control. In addition, the Issuers may make voluntary prepayments of the Notes, in whole or in part. All mandatory and voluntary prepayments of the Notes are subject to the payment of prepayment premiums as follows: (i) if prepayment occurs prior to the second anniversary of the applicable date of issuance, an amount equal to the amount by which (a) the present value of 102% of the principal prepaid plus all interest that would have accrued on such principal through such second anniversary exceeds (b) the amount of principal prepaid, (ii) if prepayment occurs on or after the second anniversary of the applicable date of issuance but prior to the third anniversary of such issuance, an amount equal to 2% of the principal prepaid, and (iii) if prepayment occurs on or after the third anniversary of the applicable date of issuance but prior to the fourth anniversary of such issuance, an amount equal to 1%

of the principal prepaid. No prepayment premium is due on any principal prepaid after the fourth anniversary of the applicable date of issuance of any Notes.
The Note Purchase Agreement contains affirmative and negative covenants customary for financings of this type, including limitations on our and our subsidiaries’ ability, among other things, to incur additional debt, grant or permit additional liens, make investments and acquisitions, merge or consolidate with others, dispose of assets, grant certain license rights to our products, technology and other intellectual property rights, pay dividends and distributions, repay junior indebtedness and enter into affiliate transactions, in each case, subject to certain exceptions. In addition, the Note Purchase Agreement contains financial covenants requiring us to maintain at all times (i) at least $10 million of cash and cash equivalents and (ii) following the issuance of the Delayed Draw Notes or upon entering into certain exclusive licenses of XHANCE, a total debt to trailing four quarter XHANCE net revenue ratio of not more than 6.50 to 1.00 initially, and thereafter declining quarterly by equal half-steps to a ratio of not more than 3.00 to 1.00.

DESCRIPTION OF OUR UNITS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.
We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.
General
We may issue units comprised of one or more shares of common stock or preferred stock, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

•	the rights and obligations of the unit agent, if any;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.
The provisions described in this section, as well as those described under “Description of Our Common Stock,” “Description of our Preferred Stock,” “Description of Our Debt Securities” and “Description of Our Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities or warrants included in each unit, respectively.
Issuance in Series
We may issue units in such amounts and in numerous distinct series as we determine.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy information filed by us with the Commission at the Commission's public reference room, 100 F Street, N.E., Washington D.C. 20549. Information regarding the operation of the public reference room can be obtained by calling 1-800-SEC-0330. The Commission also maintains an Internet site at http://www.sec.gov that contains the reports, statements and other information about issuers, such as us, who file electronically with the Commission. We also maintain a website at www.optinose.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.
The Commission allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with Commission rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Commission on March 13, 2018;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, filed with the Commission on May 14, 2018 and August 14, 2018, respectively;

•
Our Current Reports on Form 8-K filed with the Commission on January 2, 2018, January 22, 2018, February 22, 2018, June 4, 2018, June 8, 2018, June 11, 2018, June 21, 2018, July 11, 2018, August 14, 2018 and October 1, 2018;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 25, 2018 (other than the portions thereof that are furnished and not filed); and

•
The description of our common stock contained in our registration statement on Form 8-A (File No. 001-38241) filed with the Commission on October 10, 2017, including any amendment or report filed for the purpose of updating such description.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at OptiNose, Inc., 1020 Stony Hill Road, Suite 300, Yardley, PA 19067, Attention: Chief Legal Officer, or by calling (267) 364‑3500.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Hogan Lovells US LLP, Philadelphia, Pennsylvania. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of OptiNose, Inc. appearing in OptiNose, Inc.’s Annual Report (Form 10‑K) for the year ended December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

5,500,000 Shares

Common Stock

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PROSPECTUS SUPPLEMENT
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Jefferies	Cowen	Piper Jaffray	BMO Capital Markets

November 20, 2019